Exhibit 99.1

CONTACTS
From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DeFazio Communications, LLC	American Realty Capital Trust
tony@defaziocommunications.com	bblock@arlcap.com
Ph: (484) 532-7783	Ph: (212) 415-6500

FOR IMMEDIATE RELEASE

American Realty Capital Trust Reports Second Quarter 2011 Results

New York, NY, August 15, 2011 – American Realty Capital Trust, Inc. (“ARCT,” the “Company,” or the “REIT”) announced today its operating results for the quarter and period ended June 30, 2011.

“Among our greatest achievements immediately following second quarter 2011 is the successful, fully subscribed closing of ARCT’s equity raise at approximately $1.7 billion, without the need for a “follow on.”  Moreover, we remain very excited by the real estate opportunities that present themselves going forward,” said Nicholas S. Schorsch, Chairman and Chief Executive Officer of ARCT.  “We are particularly indebted to our broker-dealers, financial advisors and their investors who have trusted us to assemble a real estate portfolio of very high quality, freestanding properties, 100 percent net leased, primarily occupied by investment grade tenants on a long-term basis,” added Mr. Schorsch.  “Our robust acquisition pipeline and current cash balance should enable us to deploy investors’ capital promptly as we work toward accomplishing a meaningful liquidity event for our shareholders.”

“A review of our second quarter results shows that since ARCT’s inception (January 2008), the REIT has generated modified funds from operations (“MFFO”) of $52.8 million and in that same period, the REIT paid distributions aggregating $52.2 million, including $23.0 million issued under the DRIP,” observed Brian S. Block, EVP and Chief Financial Officer of the Company.  “This places us in an unprecedented and unique position of having generated a surplus over the life of the offering.”

“The real estate portfolio as of August 10, 2011, is approximately $1.7 billion and broadly diversified by tenant, industry and geography,” offered William M. Kahane, President and COO of the Company.  “ARCT owns 377 fully-occupied properties of which roughly 76 percent of the rents are paid by investment grade rated tenants.  This diverse portfolio features 52 different corporate tenants spanning 19 industries in 43 states.  Our borrowing is under 40 percent loan to cost, and the assets were acquired over the past 3½ years at a very favorable average capitalization rate of 8.1 percent.  In addition, the weighted average remaining primary lease term is over 14 years.  And our very active acquisition pipeline should enable us to fully deploy the remainder of our investment capital promptly and prudently.”

Second Quarter and Subsequent Events Highlights

-	Completed the offering of common shares approximately 176.2 million shares, or $1.7 billion of gross proceeds, inclusive of shares issued under the distribution reinvestment program.

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Acquired 50 properties containing approximately 2.9 million square feet for an aggregate purchase price of $355 million.  These 100 percent occupied properties had net leases in place with a weighted average remaining lease term of 14.1 years.

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On May 27, 2011, ARCT entered into an engagement letter with Goldman, Sachs & Co. (“Goldman Sachs”) pursuant to which the Company engaged Goldman Sachs as its financial advisor to assist it in evaluating strategic alternatives, including the possible sale of all or a portion of the Company.

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Announced on April 25, 2011, modification to Share Repurchase Program.  For as long as the Company remains a non-traded REIT, the Company will honor repurchase requests in connection with death or disability of a stockholder, subject to plan limitations. Any changes to these policies will require a majority vote of the Company’s stockholders.

-	On May 16 2011, Moody’s assigned a Ba3 issuer rating to ARCT; Stable Outlook.

Six Month Period Ended June 30, 2011

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Acquired 110 properties containing approximately 5.7 million square feet for an aggregate purchase price of $748 million.  These 100 percent occupied properties had net leases in place with a weighted average remaining lease term of 13.9 years.

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As of June 30, 2011, ARCT owned 368 properties for an aggregate base purchase price of $1.6 billion at an average capitalization rate of 8.1 percent, with an average remaining primary lease term of 14.5 years. Annual rental income received from investment grade tenants is 76.4 percent.

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Since ARCT’s inception (January 2008), generated modified funds from operations (“MFFO”) of $52.8 million (excluding the impact of normalizing rental income (straight-lining of rent) and the non-cash impact of amortizing deferred financing costs).  In the same period, the REIT paid distributions aggregating $52.2 million, including $23.0 million issued under the DRIP.   (See Non-GAAP tabular reconciliations and accompanying notes contained within this release for additional information.)

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As of June 30, 2011, ARCT’s overall net (or enterprise) leverage ratio is 22.5 percent (the sum of total mortgage notes outstanding less cash and cash equivalents divided by the base purchase price of real estate investments).

DISTRIBUTIONS
(In thousands)

During the three and six months ended June 30, 2011, and the period from May 2008 (commencement of distribution payments) to June 30, 2011, distributions paid to shareholders were as follows:

	Three Months Ended June 30, 2011	Six Months Ended June 30, 2011	May 2008 (commencement of distribution payments) to June 30, 2011
Distributions:
Distributions paid in cash	$9,333	$15,558	$29,152
Distributions reinvested	7,370	12,274	23,030
Total distributions	$16,703	$27,832	$52,182

CONSOLIDATED SUMMARY BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Total real estate investments, at cost	$1,629,387	$882,593
Less accumulated depreciation and amortization	(57,864)	(32,777)
Total real estate investments, net	1,571,523	849,816
Cash and cash equivalents	276,984	31,985
Restricted cash	2,008	90
Receivable for sale of common stock	27,233	2,905
Other assets	19,112	9,144
Investment in joint venture with affiliate	11,575	11,945
Deferred financing costs, net	13,039	8,169
Total assets	$1,921,474	$914,054

LIABILITIES AND EQUITY
Mortgage notes payable	$642,544	$372,755
Mortgage discount and premium, net	753	1,163
Long-term notes payable	—	12,790
Below-market lease liabilities, net	8,302	8,454
Derivatives, at fair value	5,117	5,214
Accounts payable and accrued expenses	11,798	3,638
Deferred rent and other liabilities	4,216	3,858
Distributions payable	7,626	3,518
Total liabilities	680,356	411,390

Total equity	1,241,118	502,664
Total liabilities and equity	$1,921,474	$914,054

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Revenues:
Rental income	$28,054	$9,382	$48,772	$16,810
Operating expense reimbursements	922	—	1,061	—
Total revenues	28,976	9,382	49,833	16,810
Expenses:
Fees to affiliate	950	350	1,550	350
Acquisition and transaction related	10,691	640	17,823	981
Property expenses	911	—	1,124	—
General and administrative	932	340	1,457	562
Depreciation and amortization	15,244	4,721	25,187	8,506
Total operating expenses	28,728	6,051	47,141	10,399
Operating income	248	3,331	2,692	6,411
Other income (expenses):
Interest expense	(9,489)	(4,093)	(16,235)	(7,755)
Gains (losses) on derivative instruments	6	(239)	148	(391)
Loss on disposition of property	—	—	(44)	—
Gains (losses) on sale to non-controlling interest holders, net of taxes	—	17	(102)	352
Income from joint venture with affiliate	25	—	49	—
Total other expenses	(9,458)	(4,315)	(16,184)	(7,794)
Net loss	(9,210)	(984)	(13,492)	(1,383)
Net (income) loss attributable to non-controlling interests	(307)	(8)	(545)	4
Net loss attributable to stockholders	$(9,517)	$(992)	$(14,037)	$(1,379)
Basic and diluted net loss per share	$(0.09)	$(0.04)	$(0.16)	$(0.07)

American Realty Capital Trust, Inc.
Non-GAAP Measures - FFO and MFFO Reconciliation
For the Three and Six Months Ended June 30, 2011

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which the company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust, or REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income or loss as determined under GAAP.

The Company defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. The Company's FFO calculation conforms to NAREIT's policy described above, other than certain non-cash adjustments (see tabular reconciliation below).

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values historically rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, the company believes, may be less informative. As a result, the company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of the Company's performance to investors and to management, and when compared year over year, reflects the impact on the Company's operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which is not immediately apparent from net income.

However, changes in the accounting and reporting rules under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that have been put into effect since the establishment of NAREIT's definition of FFO have prompted an increase in the non-cash and non-operating items included in FFO. In addition, the company views fair value adjustments of derivatives, and impairment charges and gains and losses from dispositions of assets as items which are typically adjusted for when assessing operating performance. Lastly, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation and therefore require additional adjustments to FFO in evaluating performance. Due to these and other unique features of publicly registered, non-listed REITs, the Investment Program Association (“IPA”), an industry trade group, has standardized a measure known as MFFO, which the company believes to be another appropriate supplemental measure to reflect the operating performance of a REIT. The use of MFFO is recommended by the IPA as a supplemental performance measure for publicly registered, non-listed REITs. MFFO is a metric used by management to evaluate sustainable performance. MFFO is not equivalent to the Company's net income or loss as determined under GAAP. MFFO may provide investors with a useful indication of our future performance and the sustainability of our current distribution policy upon completion of the acquisition period.

The Company defines MFFO, a non-GAAP measure, consistent with the IPA's Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, or the Practice Guideline, issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities; accretion of discounts and amortization of premiums on debt investments; nonrecurring impairments of real estate-related investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The Company's MFFO calculation complies with the IPA's Practice Guideline described above. In calculating MFFO, the Company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. However, the exclusion of impairments limits the usefulness of MFFO as a historical operating performance measure since an impairment indicates that the property’s operating performance has been permanently affected.

The Company believes FFO and MFFO, in addition to net income and cash flow from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful for investors in understanding the performance of the Company's real estate portfolio. Further, presentation of this information is intended to assist in comparing the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) as an indication of the Company's performance, as an indication of its liquidity, or indicative of funds available to fund its cash needs including its ability to make distributions to its stockholders.  MFFO has limitations as a performance measure in an offering such as the Company’s where the price of a share of common stock is a stated value and there is no net asset value determination during the offering stage and for a period thereafter. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.

FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance.

The following is a reconciliation of net loss, computed in accordance with GAAP, to FFO and MFFO (consistent with how the Company has historically presented this non-GAAP financial measure) as well as MFFO in accordance with the IPA recommended format (which deducts the impact of straight-line rent) for the three and six months ended June 30, 2011 and 2010:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net loss (in accordance with GAAP)	$(9,517)	$(992)	$(14,037)	$(1,379)
Add:
Depreciation of real estate assets	12,111	3,748	19,909	6,802
Amortization of intangible lease assets	3,113	954	5,238	1,664
Amortization of below-market lease liabilities (1)	(76)	(79)	(152)	(158)
Fair value adjustments on derivatives (1)	(12)	233	(124)	391
Non-controlling interest adjustment	(217)	(242)	(428)	(390)
(Gains) losses on sales to non-controlling interest holders	—	(17)	102	(352)
Loss on disposition of property	—	—	44	—

FFO	5,402	3,605	10,552	6,578
Acquisition and transaction related costs, net of minority interests	10,688	640	17,820	981
Write-off of unamortized deferred financing costs (extinguishment of debt)	720	—	720	—

MFFO	16,810	4,245	29,092	7,559
Adjustment for straight-lining of rent, net of minority interests	(1,483)	(535)	(2,624)	(913)

MFFO – IPA recommended format	$15,327	$3,710	$26,468	$6,646
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(1)
This non-cash adjustment does not conform to the NAREIT definition of FFO.  The Company has reported this reconciling item within FFO since its inception as management believes such inclusion is conservative in nature.  The IPA’s Guideline for MFFO includes these adjustments.

The following is a reconciliation of net loss, computed in accordance with GAAP, to FFO and MFFO (consistent with how the Company has historically presented this non-GAAP financial measure) as well as MFFO in accordance with the IPA recommended format (which deducts the impact of straight-line rent) for the period from May 2008 (commencement of distribution payments) to June 30, 2011, adjusted for certain non-cash charges:

Net loss (in accordance with GAAP)	$(32,076)
Add:
Depreciation of real estate assets	46,080
Amortization of intangible lease assets	11,762
Amortization of below-market lease liabilities (1)	(805)
Fair value adjustments on derivatives (1)	1,211
Non-controlling interest adjustment	(1,278)
(Gains) losses on sales to non-controlling interest holders	(443)
Loss on disposition of property	(99)

FFO	24,352
Acquisition and transaction related costs, net of minority interests	30,578
Write-off of unamortized deferred financing costs (extinguishment of debt)	720

MFFO	55,650
Adjustment for straight-lining of rent, net of minority interests	(6,130)

MFFO – IPA recommended format	49,520
Amortization of deferred financing costs	3,283

MFFO, as adjusted	$52,803

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(1)
This non-cash adjustment does not conform to the NAREIT definition of FFO.  The Company has reported this reconciling item within FFO since its inception as management believes such inclusion is conservative in nature.  The IPA’s Guideline for MFFO includes these adjustments.

American Realty Capital Trust, Inc.’s (“ARCT” or the “Company”) is a public, non-traded, real estate investment trust with a core investment strategy to acquire, own and manage a portfolio of retail and commercial properties leased to a diversified group of credit worthy companies. ARCT was formed by Nicholas S. Schorsch and William M. Kahane, both of whom have extensive backgrounds in real estate with particular expertise in net leased properties, transaction structuring, capital markets and public listed and non-listed companies. The Company seeks to acquire single-tenant, freestanding properties, net-leased on a long-term basis to investment-grade and other creditworthy tenants. ARCT’s targeted properties enjoy a strong location on “Main Street, USA,” e.g., pharmacies, banks, restaurants, gas/convenience stores, or are situated along high traffic transit corridors at locations carefully selected by the corporate tenant to support operationally essential corporate distribution/warehouse and logistical facilities.

For more information, visit www.americanrealtycap.com.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors.

To arrange interviews with American Realty Capital executives, please contact Tony DeFazio at 484-532-7783 or tony@defaziocommunications.com.

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